UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2025

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On October 22 , 2025, T1 Energy Inc., a Delaware corporation (“T1” or “the Company”) reported preliminary financial and operating results for the third quarter 2025.

Preliminary Third Quarter 2025 Results Overview

■	Total Net Sales/Modules Sales Volumes: T1 generated total net sales for the third quarter of $200 - $210 million on modules sales of approximately 725 MW.

■	Maintaining 2025 EBITDA guidance range of $25 - $50 million. In Q4 2025, T1 expects a significant increase in sales related to the highest expected production year-to-date at G1_Dallas, as well as policy driven inventory sales from modules produced in Q3 2025.

■	Cash, restricted cash and Section 45X tax credits. At September 30, 2025, T1 had cash, cash equivalents, and restricted cash of $87 million, of which $34 million was unrestricted cash. In addition, T1 has accrued $92 million of Section 45X credits year-to-date that the Company expects to monetize.

Business Update and Guidance

■	Updating G2_Austin phased development plan and initiating G2 Phase 1 EBITDA guidance. As mentioned in T1’s Q2 2025 earnings release, the company has decided to develop its planned G2_Austin U.S. PV solar cell manufacturing facility in two phases. Each phase is a standalone development with limited shared infrastructure; T1 is positioned to flex capacity to add up to three phases potentially totaling as many as 8 GW on T1’s existing Austin leasehold. The rationale behind the phased development approach is to match planned capacity with long-term offtake contracts; advance capital formation initiatives; and start production in Q4 2026 to address robust customer demand. Following the initial completion of detailed project engineering, the first phase of G2_Austin is now expected to total 2.1 GW of annual production capacity with an estimated capital expenditure of $400 - $425 million. The estimated annual run-rate EBITDA from G1_Dallas operating at 5 GW capacity with the first 2.1 GW phase of G2_Austin fully online is $375 - $450 million. T1 expects to start G2 Phase 1 construction in Q4 2025 with planned start of production in Q4 2026.

■	Capital formation enables Q4 start of construction at G2. As previously disclosed, T1 entered a $100 million commitment for the issuance of preferred stock to certain funds and accounts managed by Encompass Capital Advisors LLC in connection with T1’s acquisition of Trina Solar’s US manufacturing assets. T1 has elected to make the second and final draw of $50 million pursuant this $100 million commitment. With the expected proceeds from this preferred stock tranche and in conjunction with the progress T1 is making on parallel capital formation initiatives, the Company plans to start initial construction and to potentially order longer lead time items of its G2_Austin U.S. PV solar cell manufacturing facility in Q4 2025.

■	Section 232 and U.S. policy summary. T1 supports the recently announced investigation by the U.S. Secretary of Commerce into the use of foreign-sourced polysilicon and polysilicon derivatives under Section 232. T1 Energy’s contract to purchase hyper-pure polysilicon would likely be advantaged by any potential tariffs or import restrictions that result from this case. In addition, T1 continues to advance its near-term priority to ensure eligibility for section 45X tax credits in 2026 and beyond. The Company continues to make progress and expects to be compliant by year-end.

■	Maintaining 2025 EBITDA guidance of $25 - $50 million. T1’s 2025 full-year EBITDA guidance of $25 - $50 million is unchanged. The forecast, which continues to skew towards the low-end of the range, is based on a mix shift towards merchant sales agreements in H2 2025, the emergence of near-term uncertainties related to implementation of AD/CVDs, reciprocal tariffs, supply chain impacts, and customer safe harboring backlogs. In Q4 2025, T1 expects a significant increase in sales related to the highest expected production year-to-date at G1_Dallas, and policy driven inventory sales before year-end from modules produced in Q3 2025. T1’s guidance range assumes 2025 G1_Dallas production of 2.6 – 3.0 GW. There are no changes to T1’s projected $650 - $700 million annual run-rate EBITDA estimate based on 5 GW of annual optimized and integrated production at G1_Dallas and G2_Austin.

■	Offtake contract negotiation. T1 is involved in a potential dispute with one of its long-term supply offtake customers that reduced expected sales volumes in Q3 2025. The Company expects that the deferred third quarter sales volumes under this contract will be recognized in the fourth quarter of 2025. While T1 continues to negotiate with the counterparty to achieve a resolution, the Company believes it has a strong position under the contract and will evaluate all options. As a result of the potential dispute, T1 is recording a non-cash impairment to intangible assets of $53 million.

“T1 Energy continued to make meaningful strides during the third quarter to build our American solar supply chain and provide scalable, reliable, low-cost energy,” commented Dan Barcelo, T1’s Chief Executive Officer and Chairman of the Board. “With our expanding U.S. partnership network, highlighted by recent agreements with companies like Hemlock, Corning, Talon and Nextracker, we are investing in domestic advanced manufacturing to power America.”

The financial and operational information in this Current Report on Form 8-K is selected, preliminary, estimated unaudited financial information for the three months ended September 30, 2025. These estimates have been prepared by, and are the responsibility of, management and have not been reviewed by the Company’s independent registered accounting firm. The preliminary financial and operational information set forth above is based solely on information available to the management of the Company as of the date hereof and is subject to change. The actual financial results of the Company for the quarter ended September 30, 2025, may differ (and such differences may be material) from these preliminary estimates due to the completion of the Company’s quarterly financial closing procedures. The preliminary estimates presented above are subject to final adjustments and other developments that may arise between the date hereof and the time that the results for the quarter ended September 30, 2025 for the Company are finalized, and are not intended to be a comprehensive statement of our financial or operational results for the three months ended September 30, 2025. Accordingly, you should not place undue reliance on this preliminary estimated financial information, as it may differ materially from the actual results.

Item 8.01 Other Events

On October 22, 2025, the Company announced preliminary financial and operating results for the third quarter 2025.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release is being furnished pursuant to Item 8.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, statements regarding the Company’s financial and operational performance and profitability, the G2_Austin phased development plan and associated G2 Phase 1 EBITDA guidance, the expected plans and benefits of such development plans, the expectation to bring the project online in Q4 2026 to address robust customer demand, the expected first phase of G2_Austin annual production capacity of 2.1 GW total, with an estimated capital expenditure of $400 - $425 million, the estimated annual run-rate EBITDA from G1_Dallas operating at 5 GW capacity with the first 2.1 GW phase of G2_Austin fully online being $375 - $450 million, the expected timeframe for constriction and start of production at G2; the Company’s planned or expected capital formation activities and their success, including the exercise of the second tranche of the preferred stock with certain funds and accounts managed by Encompass Capital Advisors LLC, the Company’s activities towards eligibility for section 45X tax credits in 2026 and beyond, and timeframe for expected compliance; the ability to meet the EBITDA guidance, and any outcomes or timeline for outcomes on the potential dispute with an offtake customer. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents on file with the SEC, as well as the risk of the possibility of further material delays in the Company’s financial reporting. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this filing, except as required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 22, 2025, announcing the Company’s preliminary financial and operating results for the third quarter 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Joseph Evan Calio
	Name:	Joseph Evan Calio
	Title:	Chief Financial Officer

Dated: October 22, 2025

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